EXHIBIT 10.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT
OF
MOBILEPRO CORP.

Warrant No._____	Issued on November 15, 2004
Void after November 15, 2009

This certifies that in partial consideration for the transactions entered into between Mobilepro Corp., a Delaware corporation (the “Company”), with principal offices at 6701 Democracy Blvd., Suite 300, Bethesda, MD 20817, and various stockholders of Davel Communications, Inc. listed on Exhibit A attached to that certain Loan Purchase Agreement and Transfer and Assignment of Shares dated as of September 3, 2004, as amended by that certain letter agreement dated November 15, 2004, between the Company and the initial holder of this warrant among other parties (as amended, the “Agreement”), ______________ is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company at any time prior to November 15, 2009 (the “Expiration Date”) all, or any portion, of the ________ shares of Warrant Stock (as defined below) as may be purchased at a price per share equal to the Warrant Price (as defined below), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Warrant Price for the shares of Warrant Stock so purchased in lawful money of the United States or pursuant to the net exercise provisions contained in Section 2.6 hereof. The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

This Warrant is issued pursuant to the Agreement, and is subject to the provisions thereof.

1.  DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

1.1  “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.2  “Company” means the “Company” as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Warrant.

1.3  “Holder” means any person who shall at the time be the registered holder of this Warrant.

1.4  “Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

1.5  “Warrants” means a series of warrants to purchase the Company’s Common Stock dated of even date herewith issued in accordance with the Agreement, of which this Warrant is one, each such warrant containing substantially identical terms and conditions as this Warrant.

1.6  “Warrant Price” means $0.30 per share. The Warrant Price is subject to adjustment as provided herein.

1.7  “Warrant Stock” means shares of the Common Stock issuable in exchange for the Warrants. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

2.  EXERCISE.

2.1  Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant at any time or from time to time, on any business day before the Expiration Date, for that number of shares of Warrant Stock, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Warrant Price or adjusted Warrant Price therefor, if applicable, as determined in accordance with the terms hereof.

2.2  Form of Payment. Payment may be made by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, (iii) a net exercise election under Section 2.6, or (iv) any combination of the foregoing.

2.3  Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be surrendered by the Warrant Holder and the Company shall, at the time of delivery of the certificate or certificates of Common Stock, execute and deliver to the Holder, without charge, a new Warrant of like tenor in which the number of shares of Warrant Stock shall be reduced by the number of shares of Warrant Stock purchased upon such exercise.

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2.4  No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.

2.5  Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, the Holder shall execute the subscription form attached hereto as Exhibit 1.

2.6  Net Exercise Election. The Warrant Holder may elect to convert all or a portion of this Warrant, without the payment by the Warrant Holder of any additional consideration, by the surrender of this Warrant or such portion to the Company, with the net exercise election selected in the subscription form attached hereto duly executed by the Warrant Holder, into up to the number of shares of Warrant Stock that is obtained under the following formula:

X = Y (A-B)

A

where	X	=	the number of shares of Warrant Stock to be issued to the Warrant Holder pursuant to this Section 2.6.

	Y	=	the number of shares of Warrant Stock as to which this Warrant is being net exercised.

	A	=	the fair market value of one share of Warrant Stock as at the time the net exercise election is delivered to the Company pursuant to this Section 2.6.

	B	=	the Warrant Price.

The Company will promptly respond in writing to an inquiry by the Warrant Holder as to the then current fair market value of one share of Warrant Stock.

For purposes of the above calculation, fair market value of one share of Warrant Stock shall be the product of (i) the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market summary or the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ Stock Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal, for the five (5) trading days prior to the date of determination of fair market value and (ii) the number of shares of Common Stock into which each share of Warrant Stock is convertible, if applicable, at the time of such exercise; provided, however, if there is no public market for the Company’s Common Stock at the time of such exercise, the fair market value shall be determined by the Company’s Board of Directors in good faith.

3.  ISSUANCE OF STOCK. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date and, in any event, within five business days thereafter, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

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4.  ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

4.1  Adjustment for Stock Splits and Stock Dividends. The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split or reverse stock split, or other similar event affecting the number of outstanding shares of Common Stock (or such other stock or securities). Each adjustment under this Section 4.1 shall become effective on the close of business on the date such dividend, stock split or reverse stock split, or other similar event becomes effective.

4.2  Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable in respect to the Common Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Sections 4.1 or 4.3) or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

4.3  Adjustment for Reorganization, Consolidation, Merger. In case of any recapitalization or reorganization of the Company after the date of this Warrant, or in case, after such date, the Company shall consolidate with, merge into, or enter into a share exchange with, another corporation or other similar event, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such recapitalization, reorganization, consolidation, merger, share exchange or other similar event, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such recapitalization, reorganization, consolidation, merger, share exchange or other similar event if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing corporation in such reorganization, consolidation, merger, share exchange or other similar event (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger, share exchange or other similar event.

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4.4  Adjustment for Significant Dilution. In the event that the Company issues shares of its Common Stock during the next two (2) years after the date of this Warrant at a per share price that is more than 50% below the 30 Day Average Price (as defined below), then the Company shall issue additional Warrants to the Holder in an amount equal to the product of (i) 1,000,000 and (ii) the number of Warrants held by the Holder divided by the aggregate number of Warrants issued pursuant to the Agreement (an “ Adjustment Event”). The Holder shall not be entitled to more than one (1) Adjustment Event pursuant to this Section 4.4 during the two (2)-year period after the date of this Warrant. For purposes of this provision, the “30 Day Average Price” means the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market summary or the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ Stock Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal, for the thirty (30) trading days prior to the date of the issuance of shares of Common Stock described in this Section 4.4.

4.5  Conversion of Stock. In case all the authorized Warrant Stock of the Company is converted, pursuant to the Company’s Certificate of Incorporation, into one or more other classes or series of capital stock or other securities or property, or the Warrant Stock otherwise ceases to exist, then, in such case, the Holder, upon exercise of this Warrant at any time after the date on which the Warrant Stock is so converted or ceases to exist (the “ Termination Date”), shall receive, in lieu of the number of shares of Warrant Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the “Former Number of Shares of Warrant Stock”), the stock and other securities and property which the Holder would have been entitled to receive upon the Termination Date if the Holder had exercised this Warrant with respect to the Former Number of Shares of Warrant Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Warrant).

4.6  Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

4.7  No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

4.8  Reservation of Stock. If at any time the number of authorized but unissued (or treasury shares) of Common Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

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5.  NO RIGHTS OR LIABILITIES AS SHAREHOLDER. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder of the Company for any purpose.

6.  NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant.

7.  NOTICE REQUIREMENT. In case (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other rights; or (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, in each case, the Company will give notice thereof to the Holder of this Warrant, in accordance with Section 12, specifying in such notice , as the case may be, (x) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (y) the effective date on which such reorganization, reclassification, consolidation , merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for the security or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be given by the Company at least five business days prior to the record date or effective date for the event specified in such notice.

8.  ATTORNEYS’ FEES. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including reasonable attorneys’ fees.

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9.  TRANSFER. Neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion; provided, however, that this Warrant may be assigned, conveyed or transferred without the prior written consent of the Company to any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Holder. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

10.  GOVERNING LAW. This Warrant Agreement shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

11.  HEADINGS. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

12.  NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party pursuant to the Agreement or, in the case of the Company, at 6701 Democracy Blvd., Suite 300, Bethesda, MD 20817, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties.

13.  AMENDMENT; WAIVER. This Warrant and all other Warrants issued under the Agreement may be amended and provisions may be waived by the warrant holders and the Company as may be mutually agreed upon in writing.

14.  SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15.  TERMS BINDING. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first above written.

THE COMPANY:

By:
Name:
Title:
AGREED AND ACKNOWLEDGED
THE HOLDER:

By:
Name:
Title:

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EXHIBIT 1

FORM OF SUBSCRIPTION
(To be signed only upon exercise of Warrant)

To: Mobilepro Corp.

ÿ    Cash Exercise. The undersigned Holder hereby elects to purchase ____________ shares of Common Stock of Mobilepro Corp. (the “Warrant Stock”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

ÿ    Net Exercise Election. The undersigned Warrant Holder elects to convert the Warrant into shares of Warrant Stock by net exercise election pursuant to Section 2.6 of the Warrant. This conversion is exercised with respect to __________ shares of the Warrant Stock

Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below:

(Name)

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

(Date)